EXHIBIT 99.1
News Release

For Immediate Release January 29, 2007	Contact: Steven E. Wilson Chief Financial Officer (304) 424-8704
United Bankshares Expands Metro DC Franchise
     WASHINGTON, DC and CHARLESTON, WV —United Bankshares, Inc. (“United”) (NASDAQ: UBSI) Chairman and Chief Executive Officer, Richard M. Adams, announced the signing of a definitive merger agreement with Premier Community Bankshares, Inc. (“Premier”) headquartered in Winchester, Virginia. The acquisition of Premier will afford United the opportunity to further expand market share in the Metro DC area and enter new Virginia markets in the Winchester, Harrisonburg and Charlottesville areas. Since 1982, United has completed and effectively integrated 26 acquisitions. Five of the last seven acquisitions have occurred in the suburban Maryland/Northern Virginia/Washington D.C. market.
     Under the agreement, United will acquire Premier with $900.7 million in assets and 26 offices. Premier operates three wholly owned banking subsidiaries, The Marathon Bank with locations in the Winchester market, Rockingham Heritage Bank with branches in the Harrisonburg and Charlottesville markets, and Premier Bank with offices in the eastern panhandle of West Virginia. Upon completion of the acquisition, it is anticipated that all three banking subsidiaries will be merged with United’s Virginia subsidiary, United Bank, increasing United’s Virginia franchise to almost $4 billion in assets. United Bank will be the 2nd largest community banking institution in Virginia. United Bankshares’ total consolidated assets will increase to approximately $7.7 billion.
     The stock consideration will be at a fixed exchange ratio of 0.93 United shares for each share of Premier and the cash consideration will be $34.00 per share. The transaction, which has been approved by both United’s and Premier’s Boards of Directors, is estimated to close late in the 2nd quarter or early 3rd quarter of 2007, pending regulatory approvals and the approval of Premier shareholders. Premier shareholders will be permitted to elect United common stock or cash, or a combination of each. The election will be subject to pro-ration whereby shareholders would received at least 50% of the consideration in stock and flexibility to receive as much as 65% of the consideration in stock.
     The estimated aggregate consideration of the transaction is approximately $200.7 million based on Premier’s 5.7 million common shares outstanding.

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     The announced price represents 21.3 times Premier’s 2007 earnings estimate and 2.7 times book value. United expects the transaction to be nondilutive to 2007 earnings per share and accretive to earnings per share for the year ended 2008, assuming approximately $8.25 million pre tax cost savings and zero revenue enhancements.
     Richard Adams stated, “We are enthusiastic about the Premier transaction. Don Unger and Jack Stephens have built a great team and a great company over the years and we are very excited to get together with the Premier team. Upon completion of the merger, United will have over 50% of its deposit franchise in the Virginia and Metro Washington D.C. markets.”
     Donald L. Unger, Premier’s President and Chief Executive Officer stated, “We are joining an excellent banking company which has a solid track record of strong performance for the shareholders, employees, customers and communities they serve.”
     John K. Stephens, Premier’s Chairman, added, “The value proposition afforded to our shareholders is very strong. All of our constituents will benefit from this transaction with United. United will enhance the products and services that we can bring to our customers in the growing markets that we serve.”
     The Premier Board would continue to help build United’s franchise value through board membership at the holding company and the Virginia bank. Premier would be entitled to one board seat on United’s Board and three seats on United Bank’s Board. In addition, representatives of Premier’s Board of Directors would constitute a regional board for a newly created region encompassing the Winchester, Harrisonburg and Charlottesville markets.
     United Bankshares, with $6.7 billion in assets, presently has 90 full-service offices in West Virginia, Virginia, Maryland, Ohio, and Washington, D.C. United Bankshares stock is traded on the NASDAQ Global Select Market under the quotation symbol “UBSI”.
     Premier Community Bankshares, Inc. is a growing multi-bank holding company that operates 21 offices in the Shenandoah Valley region located in the northwestern part of Virginia, 3 offices in the central part of Virginia, and 2 offices in the eastern panhandle of West Virginia. The Company’s three subsidiary banks of Rockingham Heritage Bank, The Marathon Bank and Premier Bank serve as an increasingly diversified market with a rapidly growing population.

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     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of a merger (the “Merger”) between Premier Community Bankshares, Inc. (“Premier”) and United Bankshares, Inc. (“United”), including future financial and operating results, cost savings enhancements to revenue and accretion to reported earnings that may be realized from the Merger; (ii) United’s and Premier’s plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts; and (iii) other statements identified by words such as “expects” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the respective managements of United and Premier and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of United and Premier. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties.
     The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of United and Premier may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the Merger may not be fully realized or may take longer to realize than expected; (3) deposit attrition, operating costs, customer losses and business disruption following the Merger, including adverse effects on relationships with employees, may be greater than expected; (4) the regulatory approvals required for the Merger may not be obtained on the proposed terms or on the anticipated schedule; (5) the stockholders of Premier may fail to approve the Merger; (6) legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which United and Premier are engaged; (7) the interest rate environment may further compress margins and adversely affect net interest income; (8) results may be adversely affected by continued diversification of assets and adverse changes to credit quality; (9) competition from other financial services companies in United’s and Premier’s markets could adversely affect operations; (10) an economic slowdown could adversely affect credit quality and loan originations; and (11) the involvement of the United States and its allies in the war in southwest Asia could have unpredictable negative affects on United’s and Premier’s businesses and the economy. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Premier’s and United’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available on the SEC’s Internet site (http://www.sec.gov).
     United and Premier caution that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to United or Premier or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. United and Premier do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.
Additional Information About the Merger and Where to Find It
     Shareholders of Premier and other investors are urged to read the proxy statement/prospectus that will be included in the registration statement on Form S-4 that United will file with the Securities and Exchange Commission in connection with the proposed merger because it will contain important

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information about United, Premier, the merger, the persons soliciting proxies in the merger and their interests in the merger and related matters. Investors will be able to obtain all documents filed with the SEC by United free of charge at the SEC’s Internet site (http://www.sec.gov). In addition, documents filed with the SEC by United will be available free of charge from the Corporate Secretary of United Bankshares, Inc., 514 Market Street, Parkersburg, West Virginia 26101 telephone (304) 424-8800. Read the proxy statement/prospectus carefully before making a decision concerning the merger.